Exhibit 10.13
SECOND AMENDMENT TO THE MANAGEMENT STOCKHOLDERS AGREEMENT
This Second Amendment to the Management Stockholders Agreement, dated September  _____ , 2009, (this “Amendment”), is entered into by and among Sanuwave, Inc., a Delaware corporation (the “Company”), Prides Capital Fund I, L.P., a Delaware limited partnership (“PC”), Christopher M. Cashman and Barry J. Jenkins, and amends that certain Management Stockholders Agreement, made effective as of December 19, 2005, by and among the Company, PC, Christopher M. Cashman and Barry J. Jenkins, as amended by the first amendment on October 24, 2006 (the “Agreement”). Terms not defined herein have the meanings ascribed to them in the Agreement.
WITNESSETH:
WHEREAS, reference is hereby made to that certain Agreement and Plan of Merger (the “Merger Agreement”) to be entered into by and among the Company, Rub Music Enterprises, Inc., a Nevada corporation (“RME”) and RME Delaware Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company as the surviving corporation (the “Merger”);
WHEREAS, pursuant to the Merger Agreement, all of the shareholders of the Company will exchange all of their ownership interest in the Company, including any options and warrants, for an ownership interest in RME, and the Company will become a wholly-owned subsidiary of RME;
WHEREAS, in anticipation of the Merger, PC and the holders of Common Stock listed on the signature pages of the Agreement have each entered into Lock-Up Agreements with the Company whereby each such shareholder agrees that it will not transfer any of the Company’s (or its successors and assigns) common stock, preferred stock, options or warrants or other rights issued by the Company (or its successors and assigns) to the shareholders, until January 1, 2011 (the “Lock-Up Agreements”);
WHEREAS, the stock transfer restrictions in Section 2.4 of the Agreement conflict with the stock transfer restrictions in the Lock-Up Agreements; and
WHEREAS, the parties hereto, in accordance with Section 3.4(b) of the Agreement, desire to amend the Agreement to eliminate the inconsistency of the restrictions on the transfer of shares set forth in Section 2.4 of the Agreement.
NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.	This Amendment shall become effective upon the closing of the Merger in accordance with the Merger Agreement.
2.	Section 2.4 of the Agreement shall be deleted in its entirety.

3.
The parties to this Amendment agree that, effective upon the closing of the Merger, the limitations contained in the Agreement relating to the Shares will, upon the closing of the Merger, relate to and bind the parties with respect to the shares of RME received in exchange for the Shares pursuant to the Merger, the same as if RME and its shareholders had been the original parties to the Agreement.

4.	Except as otherwise set forth herein, all the terms and conditions of the Agreement shall remain in full force and effect.
5.	To the extent that any provision of this Amendment is inconsistent with, conflicts with, or varies from any provision of the Agreement, the provisions of this Amendment shall control.
6.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart. In the execution of this Amendment, facsimile or scanned and emailed manual signatures shall be fully effective for all purposes.

7.	In the event the Merger does not close, this Agreement shall become null and void.
(signatures below)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SANUWAVE, INC.

By:

Christopher M. Cashman President and CEO

PRIDES CAPITAL FUND I, L.P.

By:

Name:

Title:

Christopher M. Cashman, individually

Barry J. Jenkins, individually
Signature Page to the Second Amendment to the Management Stockholders Agreement